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WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT


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
                                                                          JURISDICTION
                                                                      OF INCORPORATION OR
                                                                          ORGANIZATION

     SUBSIDIARY                                                    COUNTRY            STATE

     Wendy's Old Fashioned Hamburgers of New York, Inc.            U.S.               Ohio
     Wendy's Capital Corporation                                   U.S.               Virginia
     Wendy Restaurant, Inc.                                        U.S.               Delaware
     Wendy's of Denver, Inc.                                       U.S.               Colorado
     The New Bakery Co. of Ohio, Inc.                              U.S.               Ohio
     Delavest, Inc.                                                U.S.               Delaware
     Wentexas, Inc.                                                U.S.               Texas
     Restaurant Finance Corporation                                U.S.               Ohio
     Wendco Northwest Limited                                      U.S.               Delaware
     Progressive Rent-A-Car, Inc.                                  U.S.               Ohio
     Wendy's Restaurants of Canada Inc.                            Canada
     Wendy's of N.E. Florida, Inc.                                 U.S.               Florida
     Wendy's Old Fashioned Hamburgers Restaurants Pty. Ltd.        Australia
     Wendy's Restaurants (NZ) Limited                              New Zealand
     Wendcreek Venture                                             U.S.               Florida
     Wendco (N.Z.) Limited                                         New Zealand
     M & W (U.K.) Limited                                          United Kingdom
     WendServe (Korea), Inc.                                       U.S.               Delaware
     Wendy's Restaurants of Canada (No. 3), Inc.                   Canada
     Wendy's Restaurants (Ireland) Limited                         Ireland
     WendServe, Inc.                                               U.S.               Delaware
     WENTIM Corporation                                            U.S.               Delaware
     Wenark, Inc.                                                  U.S.               Florida
     Wendy's Limited                                               U.K.
     WENTIM, LTD.                                                  Canada
     Delcan, Inc.                                                  U.S.               Delaware
     Delcan Finance No. 1, Inc.                                    Canada
     Delcan Finance No. 2, Inc.                                    Canada
     Delcan Finance No. 3, Inc.                                    Canada
     Delcan Finance No. 4, Inc.                                    Canada
     Alberta (Delaware), Inc.                                      U.S.               Delaware
     Tim Donut (U.S.) Limited, Inc.                                U.S.               Florida
     T.H.D. Donut (Delaware), Inc.                                 U.S.               Delaware
     The TDL Group Ltd.                                            Canada
     Barhav Developments Limited                                   Canada
     TIMWEN Partnership                                            Canada
     Markdel, Inc.                                                 U.S.               Delaware
     Findel Corp.                                                  U.S.               Delaware
     Domark Investments, Inc.                                      U.S.               Delaware
     Wendy's Financing I                                           U.S.               Delaware
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